EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 of our report dated February 25, 1998 (except for Note 30 for which the date is June 2, 1998) on our audits of the financial statements of FirstCom Long Distance, S.A. at December 31, 1996 and 1997 and for the two years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".




/s/ LANGTON CLARKE



Santiago, Chile
August 10, 1998